Instil Bio Reports Second Quarter 2025 Financial Results and
Provides Corporate Update
With the clearance of the U.S. IND, initiation of the U.S. clinical trial of AXN-2510/IMM2510 (“’2510”) anticipated before the end of 2025

Updated ‘2510 monotherapy data in squamous-NSCLC to be presented at IASLC’s 2025 World Conference on Lung Cancer (WCLC) by ImmuneOnco

DALLAS, TX, August 13, 2025 (GLOBE NEWSWIRE) Instil Bio, Inc. (“Instil”) (Nasdaq: TIL), a clinical-stage biopharmaceutical company focused on developing a pipeline of novel therapies, today reported its second quarter 2025 financial results and provided a corporate update.
Recent Highlights:
•In June, announced the appointment of Jamie Freedman, M.D., Ph.D., as Chief Medical Officer
•In July, announced the Investigational New Drug (IND) application for ‘2510 was cleared by the U.S. FDA
•In July, ImmuneOnco, Instil’s collaborator, announced preliminary safety and efficacy data from the Phase 2 open-label, multicenter study of ‘2510 in combination with chemotherapy for front-line patients with advanced non-small cell lung cancer (NSCLC) conducted in China by ImmuneOnco
•In August, ImmuneOnco announced that an abstract has been accepted for poster presentation at IASLC’s 2025 World Conference on Lung Cancer (September 6th-9th, 2025), which will provide updated results from additional patients with relapsed/refractory squamous-NSCLC treated with ‘2510 as monotherapy

Second Quarter 2025 Financial and Operating Results:
As of June 30, 2025, Instil had cash, cash equivalents, restricted cash, marketable securities and long-term investments of $103.6 million, which consisted of $7.7 million in cash and cash equivalents, approximately $0.2 million in restricted cash, $84.1 million in marketable securities, and $11.7 million in long-term investments, compared to $115.1 million in cash, cash equivalents, restricted cash and marketable securities as of December 31, 2024, consisting of $8.8 million in cash and cash equivalents, $1.8 million in restricted cash, and $104.5 million in marketable securities. Instil expects that its cash, cash equivalents, marketable securities and long-term investments as of June 30, 2025 will enable it to fund its operating plan beyond 2026.
In-process research and development expenses were $10.0 million for both the three and six months ended June 30, 2025, compared to nil for both the three and six months ended June 30, 2024.
Research and development expenses were $6.7 million and $12.1 million for the three and six months ended June 30, 2025, respectively, compared to $2.9 million and $10.2 million for the three and six months ended June 30, 2024, respectively.
General and administrative expenses were $6.2 million and $15.3 million for the three and six months ended June 30, 2025, respectively, compared to $10.7 million and $23.1 million for the three and six months ended June 30, 2024, respectively.

Restructuring and impairment charges were $0.5 million and $16.6 million for the three and six months ended June 30, 2025, respectively, compared to $0.5 million and $4.8 million for three and six months ended June 30, 2024, respectively.
Net loss per share, basic and diluted were $3.24 and $7.55 for the three and six months ended June 30, 2025, respectively, compared to $2.29 and $6.03 for the three and six months ended June 30, 2024, respectively. Non-GAAP net loss per share, basic and diluted, were $2.88 and $4.21 for the three and six months ended June 30, 2025, respectively, compared to $1.57 and $3.95 for the three and six months ended June 30, 2024, respectively.
Note Regarding Use of Non-GAAP Financial Measures
In this press release, Instil has presented certain financial information that has not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures include non-GAAP net loss and non-GAAP net loss per share, which are defined as net loss and net loss per share, respectively, excluding non-cash stock-based compensation expense and restructuring and impairment charges. Instil believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Instil’s financial performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of Instil’s operating results. In addition, these non-GAAP financial measures are among the indicators Instil’s management uses for planning purposes and to measure Instil’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by Instil may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Please refer to the below reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.
About Instil Bio
Instil Bio is a clinical-stage biopharmaceutical company focused on developing a pipeline of novel therapies. Instil’s lead asset, AXN-2510, is a novel and differentiated PD-L1xVEGF bispecific antibody in development for the treatment of multiple solid tumors. For more information visit www.instilbio.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “exploring,” “future,” “intends,” “may,” “plans,” “potential,” “projects,” “targets” and “will” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include express or implied statements regarding our expectations with respect to the therapeutic potential of AXN-2510/IMM2510, clinical development of AXN-2510/IMM2510, including the initiation of clinical trials for AXN-2510/IMM2510 and the generation and presentation of clinical data for AXN-2510/IMM2510 and the timing thereof; research, development, regulatory and clinical plans for AXN-2510/IMM2510; Instil's expectations regarding its capital position, resources, and balance sheet, including its cash runway; and other statements that are not historical fact. Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements, including risks and uncertainties associated with the costly and time-consuming drug product development process and the uncertainty of clinical success; the risks inherent in relying on collaborators and other third parties, including for manufacturing and generating clinical data, and the ability to rely on any such data from clinical trials in China in regulatory filings submitted to regulatory authorities outside of China; the risks and uncertainties related to successfully making regulatory submissions and initiating, enrolling, completing and reporting data from clinical trials, particularly collaborator-led clinical trials, as well as the risks that results obtained in any clinical trials to date may not be indicative of results obtained in ongoing or future trials and that product candidates may otherwise not be effective treatments in their planned indications; risks related to macroeconomic conditions, including as a result of international conflicts and U.S.-China trade and political tensions, as well as interest rates, inflation, tariffs and other factors, which could materially and adversely affect our business and operations and those of our collaborators; the risks and uncertainties associated with the time-consuming and uncertain regulatory approval process and the sufficiency of Instil's cash resources; and other risks and uncertainties affecting Instil's plans and development programs, including those discussed in the section titled “Risk Factors” in Instil's Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 to be filed with the SEC, as well as Instil's other filings with the SEC. These forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as the date hereof, and Instil disclaims any obligation to update these statements except as may be required by law.
Contacts:
Investor Relations:
1-972-499-3350
investorrelations@instilbio.com
www.instilbio.com

INSTIL BIO, INC.
SELECTED FINANCIAL DATA
(Unaudited; in thousands, except share and per share amounts)
Selected Condensed Consolidated Balance Sheet Data

	June 30, 2025	December 31, 2024
Cash, cash equivalents, restricted cash, marketable securities and long-term investments	$103,632	$115,145
Total assets	$230,986	$263,567
Total liabilities	$99,316	$94,131
Total stockholders’ equity	$131,670	$169,436
Condensed Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Operating expenses:
In-process research and development	$10,000	$—	$10,000	$—
Research and development	6,743	2,921	12,114	10,177
General and administrative	6,157	10,706	15,266	23,130
Restructuring and impairment charges	540	508	16,622	4,783
Total operating expenses	23,440	14,135	54,002	38,090
Loss from operations	(23,440)	(14,135)	(54,002)	(38,090)
Interest income	1,044	1,919	2,219	3,981
Interest expense	(1,582)	(1,999)	(2,680)	(3,980)
Other rental income	2,242	—	4,484	—
Other income (expense), net	342	(702)	385	(1,130)
Net loss	$(21,394)	$(14,917)	$(49,594)	$(39,219)
Net loss per share, basic and diluted	$(3.24)	$(2.29)	$(7.55)	$(6.03)
Weighted-average shares used in computing net loss per share, basic and diluted	6,596,975	6,503,913	6,564,994	6,503,913

INSTIL BIO, INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss per Share
(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net loss	$(21,394)	$(14,917)	$(49,594)	$(39,219)
Adjustments:
Non-cash stock-based compensation expense	1,824	4,173	5,319	8,688
Restructuring and impairment charges	540	508	16,622	4,783
Non-GAAP net loss	$(19,030)	$(10,236)	$(27,653)	$(25,748)
Net loss per share, basic and diluted	$(3.24)	$(2.29)	$(7.55)	$(6.03)
Adjustments:
Non-cash stock-based compensation expense per share	0.28	0.64	0.81	1.34
Restructuring and impairment charges per share	0.08	0.08	2.53	0.74
Non-GAAP net loss per share, basic and diluted*	$(2.88)	$(1.57)	$(4.21)	$(3.95)
Weighted-average shares outstanding, basic and diluted	6,596,975	6,503,913	6,564,994	6,503,913
* Non-GAAP net loss per share, basic and diluted may not total due to rounding.

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